EXHIBIT 99.1

Veteran Engineering Finance Executive Meg Lassarat Joins

ENGlobal Corporation Board of Directors

HOUSTON, TX / ACCESSWIRE / April 24, 2023 / ENGlobal Corporation (NASDAQ:ENG), a leading provider of innovative project delivery solutions for the energy industry, today announced that Meg Lassarat, a 30-year finance veteran of the energy engineering and services industries, has joined the Company’s Board of Directors.

“I am delighted to welcome Meg Lassarat to the ENGlobal Board of Directors and look forward to her immediate contribution to our efforts to reposition the Company as a leading project engineering company,” said William A. Coskey, P.E., Executive Chairman of ENGlobal. “Meg’s three decades of experience in corporate finance, audit and strategy in energy engineering and services as well as her deep connections to the global engineering community will be of immense value to the future of ENGlobal.”

Ms. Lassarat is a high-profile strategic leader and experienced independent board member with over 30 years of global experience in driving growth, identifying strategic alternatives and delivering positive bottom-line results. She was awarded Houston’s CFO of the Year for managing growth and overseeing corporate expansion.  Ms. Lassarat received the Women’s Legacy Award from Texas A&M’s Women Former Student Network.  Currently, she serves as an independent board member for Dudek, Alta Southwest and Engineers Without Borders. In the executive space, most recently, Meg was the Chief Financial Officer for Exyte Energy, a $5 billion global engineering and construction firm.  Prior to Exyte, Meg was the CFO at Louis Berger and prior to that Kentz Engineers and Constructors, large engineering and construction management firms. Ms. Lassarat also served as the Chief Financial Officer and as a board member of Mustang Engineering.

Earlier in her career, Ms. Lassarat served in various finance roles at Halliburton, Petroleum Geo Services and Transocean. She began her career in the audit group at KPMG and served as Vice President & Controller at the Resolution Trust Corporation.

Ms. Lassarat has served on the Advisory Board of the Engineering and Construction Conference, on the Boards of Directors of Klohn Crippen, CableLock Systems, and Kentz USA and as Chairman of Mustang Tampa, Inc. Meg previously served on the facility advisory board of Texas A&M University’s School of Business.   Meg has been a regular contributor to The Economist, The Wall Street Journal, Houston Chronicle, and Houston Business Journal.

She holds a BA in Accounting from Texas A&M University, is a Certified Public Accountant in the state of Texas and holds the Project Management Professional certification.

“I am grateful to be asked to join the ENGlobal Corporation Board of Directors and look forward to immediately engaging with my colleagues and assisting in defining the next chapter of ENGlobal and the Company’s success,” said Ms. Lassarat. “I have followed ENGlobal for many years and have always been impressed with the Company’s reputation, its engineering and automation work products and with Bill Coskey’s leadership. I am honored to be asked to join the governance team and excited to share my knowledge of and relationships in the energy engineering community to benefit ENGlobal.”

Ms. Lassarat will fill the Board seat vacated due to the retirement of Mark Hess. The Nominating Committee of the Board intends for Ms. Lassarat to stand for election to a full term at the Company’s upcoming annual meeting. Ms. Lassarat qualifies as both an independent director and financial expert.

About ENGlobal

ENGlobal (NASDAQ:ENG) is a leading provider of complete project solutions for renewable and traditional energy throughout the United States and internationally. ENGlobal operates through two business segments: Commercial and Government Services. The Commercial segment provides engineering, design, fabrication, construction, and integration of automated control systems as a complete packaged solution for its clients. The Government Services segment provides engineering, design, installation, operations, and maintenance of various government, public sector, and international facilities, specializing in turnkey automation and instrumentation systems for the U.S. Defense industry worldwide. Further information about the Company and its businesses is available at www.englobal.com.

For further information, please email IR@englobal.com.

Safe Harbor for Forward-Looking Statements

The statements above regarding the Company's expectations, including those relating to its future results, its future operations and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties. For a discussion of risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ENGlobal's filings with the Securities and Exchange Commission, including the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings.

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